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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2004

                             Euronet Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                0-22167               74-2806888
         (State or other          (Commission          (I.R.S. Employer
         jurisdiction of          File Number)       Identification No.)
         incorporation)

                             4601 College Boulevard
                              Leawood, Kansas 66211
                (Address of principal executive office)(Zip Code)

                                (913) 327-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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Item 1.01  Entry into a Material Definitive Agreement

On December 10, 2004, Euronet Worldwide, Inc. ("Euronet") entered into a purchase agreement with Bank of America Securities LLC (the "Initial Purchaser"). Pursuant to the Purchase Agreement, Euronet agreed to sell $125 million aggregate principal amount of its 1.625% Convertible Senior Debentures Due 2024 (the "Debentures") to the Initial Purchaser. In addition, the Initial Purchaser was granted an option to purchase up to $15 million aggregate principal amount of additional Debentures. On December 13, 2004, Euronet received notice of the Initial Purchaser's exercise of the option in full.

The closing of the sale of the Debentures, including the Debentures issued under the option granted to the Initial Purchaser, occurred on December 15, 2004. The Debentures were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser of the Debentures then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Euronet relied on these exemptions from registration based on representations made by the Initial Purchaser in the Purchase Agreement.

The Debentures are governed by the terms of an Indenture, dated December 15, 2004, between Euronet and U.S. Bank National Association, as trustee.

The Debentures will bear interest at a rate of 1.625% per year. Euronet will pay interest on the Debentures on June 15 and December 15 of each year, beginning June 15, 2005. Liquidated damages are payable if Euronet fails to comply with certain obligations under the Registration Rights Agreement as described below.

Euronet will pay contingent interest to the holders of Debentures, commencing with the period beginning December 20, 2009 to June 14, 2010 and for any six-month period from June 15 to December 14 and December 15 to June 14 thereafter, if the average trading price of a Debenture for the five trading days ending on the second trading day immediately preceding the relevant contingent interest period equals or exceeds 120% of the principal amount of the Debentures.

The amount of contingent interest payable per Debenture in respect of any contingent interest period will equal 0.30% per annum calculated on the average trading price of a Debenture for the five trading-day period referred to above. Such payments will be paid on the interest payment date immediately following the last day of the relevant contingent interest period.

Holders may convert their Debentures at any time prior to stated maturity, at their option, only under the following circumstances:

      o during any fiscal quarter commencing after December 31, 2004 (and only during such fiscal quarter), if the closing price of Euronet's common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter was 130% or more of the conversion price of the Debentures on that 30th trading day;

      o during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price per Debenture for each day of such measurement period was less than 98% of the product of the closing price of Euronet's common stock and the conversion rate for the Debentures; provided, however, holders may not convert their Debentures in reliance on this provision after December 15, 2019 if on any trading day during such measurement period the closing price of shares of Euronet's common stock was between 100% and 130% of the conversion price of the Debentures;

      o if Euronet has called the Debentures for redemption; or

      o upon the occurrence of specified corporate transactions.



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For each $1,000 principal amount of Debentures surrendered for conversion, a holder will receive 29.7392 shares, equal to an initial conversion price of approximately $33.63, subject to adjustment. Upon conversion, holders will not receive any cash payment representing accrued interest, including contingent interest, if any. Instead, any such amounts will be deemed paid by the common stock or cash received by holders on conversion. Upon conversion, Euronet will have the right to deliver, in lieu of its common stock, cash or a combination of cash and shares of its common stock. If holders elect to convert their debentures in connection with a change of control that occurs on or prior to December 15, 2009, Euronet will increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, Euronet may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company.

Euronet may redeem some or all of the Debentures for cash at any time on or after December 20, 2009 at 100% of their principal amount, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any.

Holders of Debentures may require Euronet to repurchase all or a portion of their Debentures on December 15, 2009, December 15, 2014 and December 15, 2019 at 100% of their principal amount plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, to but excluding the repurchase date. Upon a change of control of Euronet, holders may require Euronet to repurchase all or a portion of their Debentures. Euronet will pay a change of control repurchase price equal to the principal amount of such Debentures plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, to but excluding the change of control repurchase date.

The Debentures will be Euronet's general unsecured and unsubordinated obligations and will rank equally in right of payment with all of its existing and future unsecured and unsubordinated obligations and senior in right of payment to all of its future subordinated indebtedness. The Debentures will be effectively subordinated to any of Euronet's existing and future secured indebtedness, including indebtedness under its credit facilities with respect to any collateral securing such indebtedness. The Debentures will not be guaranteed by any of Euronet's subsidiaries and, accordingly, the Debentures are effectively subordinated to the indebtedness and other liabilities of Euronet's subsidiaries, including trade creditors.

Euronet intends to use the net proceeds of the offering to repay approximately $54.3 million of its outstanding debt and the remainder for general corporate purposes, which may include share repurchases, acquisitions or other strategic investments.

In connection with the sale of the Debentures, Euronet also entered into a registration rights agreement, dated December 15, 2004, with the Initial Purchaser. Pursuant to the Registration Rights Agreement, Euronet has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Debentures and Euronet's common stock issuable upon conversion of the Debentures. If Euronet fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Debentures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01, which is incorporated herein by reference.












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                                  Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Euronet WORLDWIDE, INC.


                                    By: /s/ Daniel R. Henry
                                        ------------------------------------
                                        Daniel R. Henry
                                        Chief Operating Officer

Date:  December 16, 2004.